SCHEDULE 14A INFORMATION

            PROXY STATEMENT PURSUANT TO SECTION 14(a)
             OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant                      [X]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to  240.14a-11(c) or 240.14a-12


         AEI REAL ESTATE FUND XVIII LIMITED PARTNERSHIP
        (Name of Registrant as Specified in its Charter)

   (Name of Person(s) Filing Proxy Statement if other than the
                           Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a- 6(i)(1) and 0-11.

 1)  Title of each class of securities to which transaction applies:

 2)  Aggregate number of securities to which transaction applies:

 3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

 4)  Proposed maximum aggregate value of transaction:

 5)  Total fee paid:


[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

 1)  Amount Previously Paid:

 2)  Form, Schedule or Registration Statement No.:

 3)  Filing Party:

 4)  Date Filed:

         AEI REAL ESTATE FUND XVIII LIMITED PARTNERSHIP
                1300 Minnesota World Trade Center
                       30 East 7th Street
                   St. Paul, Minnesota  55101

                        CONSENT STATEMENT

        For an Amendment to Limited Partnership Agreement to Change Unit Repurchase Provisions

    THIS CONSENT STATEMENT IS BEING MAILED TO INVESTORS ON OR ABOUT JULY 1, 1997. TO BE COUNTED, A PROPERLY SIGNED CONSENT FORM MUST BE RECEIVED BY THE MANAGING GENERAL PARTNER AT 1300 MINNESOTA WORLD TRADE CENTER, 30 EAST 7TH STREET, ST. PAUL, MINNESOTA 55101, ON OR BEFORE AUGUST 15, 1997.

    AEI Fund Management XVIII, Inc., the Managing General Partner of AEI Real Estate Fund XVIII Limited Partnership (the "Fund"), and Robert P. Johnson, the Individual General Partner of the Fund
(together, the "General Partners") are recommending the following amendment (the "Repurchase Amendment") to the Fund's Limited Partnership Agreement (the "Partnership Agreement"):

  Amend Section 7.7 of the Partnership Agreement to alter the Unit repurchase provisions to allow repurchases to occur more frequently and to allow the Managing General Partner to establish a repurchase price that generally will be higher than the repurchase price fixed under the formula currently set forth in the Partnership Agreement, and to provide that repurchases will be made quarterly rather than once per year.

    The General Partners believe that the Fund's current formula for determining the purchase price of Units under Section 7.7 of the Partnership Agreement no longer reflects a Unit valuation that is closely related to market value, and that Investors should be permitted to present Units for repurchase more frequently than once
per  year.   Approval of the Repurchase Amendment would provide  an
alternate valuation formula that the General Partners believe more accurately reflects the pricing of Units in the secondary market. The provisions of Section 7.7, as proposed to be amended, will provide that Investors will be entitled to the price under the formula yielding the highest value. The amended provisions will also provide for quarterly repurchases of Units and, if approved, will be effective for repurchases starting in 1998. Accordingly, the General Partners recommend a vote "FOR" the proposed Repurchase Amendment.

     The proposed Repurchase Amendment will affect your investment in the Fund in a number of ways and involve a number of Risks, including the following:
                              1

  The Fund is not required to repurchase Units in excess of 5% of the Units outstanding in any year, and is not required to repurchase Units if doing so would impair the Funds ability to continue operations. The Repurchase Amendment will not alter these limitations. There may be circumstances under which Fund revenues and borrowings are insufficient to fully fund such repurchases. See "Summary-Risks of the Repurchase Amendment-Limitations on Repurchases."

  Although the General Partners believe that the new alternative repurchase price formula will generally yield a higher Unit price than the existing formula, and Investors will be entitled to the higher repurchase price determined under either formula, there is no assurance that either formula price will pay an
  Investor the market value of the Investor's Units. See "Summary-Risks of the Repurchase Amendment-Valuation of Units."

  The Fund will repurchase Units out of capital available for distribution and the Partnership interests represented by the repurchased Units will effectively be allocated among, and will increase the percentage interests of, remaining partners. To the extent that the Repurchase Amendment causes more Units to be repurchased, it may, in the short-term, decrease the amount of distributions to Investors.

   Investors will not have appraisal or dissenters rights and therefore will not have the right to require the Fund to pay them the value of their Units of limited partner interest if they disagree with the proposed Repurchase Amendment.


                             SUMMARY

The following summary is qualified by the more detailed discussion set forth herein.

The Repurchase Amendment

   The General Partners are proposing the Repurchase Amendment  to
Section 7.7 of the Partnership Agreement. The Repurchase Amendment will provide an alternative formula for valuation of Units of limited partner interest in the Fund for purposes of the Partnership Agreement's Unit repurchase provisions. It is intended to increase the repurchase price over the existing formula, but the existing formula will remain as an alternative, and Investors will be entitled to the higher price yielded by either formula. The Repurchase Amendment will also increase the frequency of presentment opportunities from once per year to quarterly, commencing in calendar 1998.

                                2

Reasons for the Repurchase Amendment

   The General Partners believe that the current formula for determining the purchase price of Units under Section 7.7 of the Partnership Agreement no longer reflects a Unit valuation that closely approximates market value. They believe that the proposed new formula provides an alternate valuation that more accurately reflects the pricing of Units in the secondary market. The provisions of Section 7.7, as proposed to be amended, will provide that the formula yielding the highest value will control. In addition, the new provisions will provide for the repurchase of Units quarterly rather than once per year, thus increasing, to a limited extent, the liquidity of an investment in the Units.

Risks of the Repurchase Amendment

   The Repurchase Amendment will present several risks, including the following:

   1. Limitation on Repurchases. The Fund is not required to repurchase in any calendar year Units aggregating in excess of 5% of the Units outstanding in such year, and is not required to repurchase Units if doing so would impair the Funds ability to continue operations. The Repurchase Amendment will not alter these limitations. There may be circumstances under which Fund revenues and borrowings are insufficient to fully fund such repurchases.

  2.  Valuation of Units.   Although the Fund's management believes
that the new alternative repurchase price formula will generally yield a higher Unit price than the existing formula, and Investors will be entitled to the higher repurchase price determined under either formula, there is no assurance that either formula price will pay an Investor the market value of the Investor's Units. The repurchase price will be based on the value of the Fund's assets under the new formula, which will in turn be based on a number of factors that are somewhat judgmental. To the extent the General Partners overvalue the Units that are repurchased through such formula, the remaining Investors and the General Partners will be disadvantaged.

  3.  Effects on Distributions.  The Fund will repurchase Units out
of   capital   available  for  distribution  and  the  Partnership
interests represented by the repurchased Units will effectively be allocated among, and will increase the percentage interests of,
remaining  partners.   To the extent that the Repurchase Amendment
causes more Units to be repurchased, it may, in the short-term, decrease the amount of distributions to Investors.

                                3

   4. No Appraisal Rights. Investors will not have appraisal or dissenters rights as a result of the Repurchase Amendment. Accordingly, Investors that disagree with the Repurchase Amendment will not have the right to require the Fund to pay out the value of their Units of limited partnership interest. Instead, the Repurchase Amendment will be effective with respect to all Investors if approved by holders of a majority of the Units and a dissenting Investor would be required to find a different method of disposing of his or her units, such as through the FundOs repurchase plan, or to hold his or her units until liquidation of the Fund.

       REASONS FOR AND EFFECTS OF THE REPURCHASE AMENDMENT

General

    Over the period of time since the Fund was formed, a limited secondary market has developed for units of limited partnership interest in real estate limited partnerships like the Fund. Generally, this market is made by individuals and firms who match willing sellers with buyers by posting sale proposals (but not prices) and by maintaining a list of limited partner unitholders who are willing to sell from time to time. In most cases, these transactions are relatively time consuming and do not represent an active market for such units. Accordingly, they may not represent actual market value for the Units. In some cases, individuals acquire units of limited partnership interest with the intent to acquire control of partnerships for invested amounts significantly less than the liquidation value of the partnershipsO properties and to then cause the liquidation of the partnerships at a profit to themselves.

  The development of this market has given Units held by Investors a potential market value that may be different from and, in some instances greater than, the Unit values currentlly established under the terms of the current Unit repurchase provisions in
Section 7.7 of the Partnership Agreement. It has also provided some liquidity of investment for holders of Units, because although purchases in the secondary market remain subject to restrictions under the terms of the Partnership Agreement (e.g., no more than 5% of the outstanding Units can change hands in any one year), sales are not subject to the relatively limited annual presentment period provided in the Partnership Agreement.

   In  order  to offer Investors the opportunity to present  their
Units to the Fund for repurchase more frequently, and at a price that may more closely reflect the prices available in the secondary  market, the General Partners propose to  amend  Section
7.7 of the Partnership Agreement to provide an alternative valuation formula and to allow for quarterly presentment of Units for repurchase, rather than the current annual presentment period. The provisions of Section 7.7, as proposed to be amended, will provide that Investors will be entitled to the price under the formula yielding the highest value. Because of changes that must be made to the PartnershipOs information processing systems if the Repurchase Amendment is approved, the Repurchase Amendment will be effective commencing in calendar 1998 for Units tendered for repurchase during that year.
                                4

Effects of Repurchase Amendment

   Although the General Partners believe that the new alternative repurchase price formula will generally yield a higher Unit price than the existing formula, and Investors will be entitled to the higher repurchase price determined under either formula, there is no assurance that either formula price will pay an Investor the market value of the InvestorOs Units. Moreover, the Fund is not required to repurchase in any calendar year Units aggregating in excess of 5% of the Units outstanding in such year, and is not required to repurchase Units if doing so would impair the Funds ability to continue operations. The Repurchase Amendment will not alter these limitations. There may be circumstances under which Fund revenues and borrowings are insufficient to fully fund such repurchases.

   Repurchases by the Fund, under either the existing or amended repurchase provisions, are made out of cash available for distribution and increase the percentage interests in income, gain, deduction and distributions of the Fund of remaining Investors, pro rata among such Investors based on their interests before the repurchases. Although the Repurchase Amendment does not allow the General Partners to establish a repurchase price that is below the purchase price currently available under the Partnership Agreement, it does allow the General Partners to establish a repurchase price that is higher. To the extent that the repurchase price established by the General Partners exceeds the actual economic value (a theoretical value) of the Units that are repurchased, the overall economic value afforded the General Partners and the remaining Investors by their interest in the Fund will be diminished. The General Partners believe that the current formula establishes a price that is generally below the actual value of the Units and that the price established by matching services is also below the actual value. Accordingly, the General Partners believe that the Repurchase Amendment will allow repurchases at a higher price, thereby benefiting both withdrawing and remaining Investors.


                          VOTING UNITS

   Voting by Investors with respect to the Repurchase Amendment is based upon ownership of Fund Units ("Voting Units"). As of June 1, 1997, there were 21,764 Voting Units outstanding. Each Voting Unit is entitled to one vote. Fractions of Voting Units will be included in the total.

  To the best of the Managing General Partner's knowledge, there is no beneficial owner holding five percent or more of the Voting Units, including Voting Units owned by the General Partners. The Managing General Partner holds 20 Units and the Individual General Partner holds 49 units as limited partners in the Fund. No other affiliate of the General Partners holds any interest as a limited partner in the Fund.

   In order for the proposed Repurchase Amendment to be adopted, a majority of the Voting Units must be voted in favor of the Repurchase Amendment.
                                5

                      PROCEDURES FOR VOTING

   Accompanying this Consent Statement is a Consent Form for each Investor with respect to his/her unit ownership in the Fund. By checking the appropriate box, each Investor can indicate whether he/she votes FOR or AGAINST or ABSTAINS as to the proposed Repurchase Amendment. If any Investor returns a Consent Form duly signed without checking any box, he/she will be deemed to have voted FOR the Repurchase Amendment.

   An Investor who votes against, or abstains with respect to, the Repurchase Amendment does not have appraisal or similar rights under Minnesota law.

   The Managing General Partner has fixed the close of business on June 1, 1997 as the record date for the determination of the Investors entitled to vote on the proposed Repurchase Amendment; the close of business on August 15, 1997 as the date by which Consent Forms must be received by the Managing General Partner in order to be counted; and August 16, 1997 as the date on which the consents are to be counted. An Investor may revoke his/her or its consent at any time prior to August 15, 1997, provided written revocation is received by the Managing General Partner prior to that date.

   The cost of solicitation of consents of the Investors will be borne by the Fund. The solicitations will be made by the mails. This Consent Statement is being first mailed to Investors on or about July 1, 1997. Staff of the Managing General Partner will be available by telephone to answer any questions concerning this Consent.

                   INCORPORATION BY REFERENCE

  The information included in the Fund's Annual Report on Form 10-KSB for the year ended December 31, 1996 is hereby incorporated by reference. A copy of such Report is being delivered to each Investor with this Consent Statement.

                               BY ORDER OF THE BOARD OF DIRECTORS
                               OF AEI FUND MANAGEMENT XVIII, INC.

                               Robert   P.  Johnson,   President


                          Exhibit A

                      PROPOSED AMENDMENT OF
                LIMITED PARTNERSHIP AGREEMENT OF
                   AEI REAL ESTATE FUND XVIII

       Changes in the existing provisions of the Partnership Agreement that would be made by the proposed Repurchase Amendment are shown below. Existing provisions proposed to be omitted are lined through and enclosed in brackets. New Provisions are printed in bold type. If approved, the Repurchase Amendment will be effective for Units tendered in calendar 1998 and after.

                                6

                      REPURCHASE AMENDMENT
         SECTION 7.7-RIGHT TO PRESENT UNITS FOR PURCHASE

     7.7 Right to Present Units for Purchase.(a)    [Beginning in
calendar year 1990,]     Each Limited Partner shall have the right,
subject to the provisions of this Section 7.7, to present such Partner's Units to the Partnership for purchase by submitting to
the  Managing General Partner    [written]     notice
[(postmarked  after September 1 but before October 1 of such year)]
on a form supplied by the Partnership (a "Redemption Notice") specifying the number of Units he or she wishes repurchased. The Managing General Partner shall establish on each of January 1,
April 1, July 1, and October 1 of each year (the "Pricing Dates"), and shall make available to Limited Partners upon request, a repurchase price (the "Repurchase Price") for Units, determined in accordance with the formula set forth below, that shall apply to all Units tendered for repurchase during the calendar quarter following
such Pricing Date.     [On  December 1 of each  year,]     Subject
to the limitations set forth below, the Managing General Partner shall cause the Partnership to purchase on January 1, April 1, July 1, and October 1 of each year (a "Repurchase Date"), at a Repurchase Price equal to the Repurchase Price established for the quarter in which the Redemption Notice was received by the Partnership, the
Units  of Limited Partners     [who have tendered their Units to the
Partnership]      from which the Partnership has received a Notice
of Redemption at least sixty days prior to such Repurchase Date.   [For
purchases in 1992 and each year thereafter,]     The Repurchase  Price
shall  be  equal  to     [the  tendering Limited  Partner's  Adjusted
Capital Contribution on October 1 of the year of purchase multiplied by seventy-five percent (75%) for purchases in calendar year  1990 and ninety percent (90%) for purchases in calendar year
1991.   For  purchases  in 1992 and in each year  thereafter,  the
purchase  price  shall  be equal to]     the  greater of (i) ninety
percent (90%) of the Net Value of the Partnership's assets on the Pricing Date divided by the number of Units outstanding on such Pricing Date, or (ii) one hundred percent (100%) of the tendering
Limited  Partner's Adjusted Capital Contribution on     [October 1,]
such Pricing Date, less fifty percent (50%) of all Net Cash Flow previously distributed to such Limited Partner throughout the term of the Partnership. The Partnership will not be obligated to purchase in any year more than five percent (5%) of the total
number  of  Units outstanding on January 1 of such year.   In  the
event requests for purchase of Units received in any given year exceed the five percent (5%) limitation, the Units to be purchased will be determined based on the postmark date of the written notice of Limited Partners tendering Units. The Managing General Partner may suspend repurchases during any period after the Partnership has distributed Net Proceeds of Sale and during which
the   Managing  General  Partner  reasonably  believes  that   the
Repurchase Price does not appropriately reflect the Net  Value  of
the  Partnership's remaining assets less liabilities.   Any  Units
tendered but not selected for purchase in any given year will be considered for purchase in subsequent years only if the Limited Partner retenders his or her Units. In no event shall the Partnership
be obligated to purchase Units if, in the sole discretion   of  the
Managing General Partner, such purchase would impair the capital or operation of the Partnership nor shall the Partnership purchase any Units in violation of applicable legal requirements.
                                7

    (b)   For  purposes  of all calculations  pursuant  to
Article V of this agreement, any Net Cash Flow or Net Proceeds of Sale used to repurchase Units or to repay borrowings that were used to repurchase Units shall be deemed distributed to the remaining Limited Partners pro rata based on the ratio of the number of Units owned to all Units outstanding after such repurchase. For purposes of the formula in subsection (a)(ii) above, "Net Value" means the aggregate value of the Partnership's assets less the Partnership's liabilities and less the Managing General Partner's reasonable estimate of distributions of Net Proceeds of Sale for the period after the Pricing Date but before the Repurchase Date, as determined by the Managing General Partner, after taking into account (i) the present value of future net cash flow from rental income on the Fund's properties, (ii) the price at which Units of the Partnership have been purchased, and  (iii)  such  other  factors  as  the  General  Partners  deem relevant.
                                8

   IMPORTANT                                          IMPORTANT

         AEI REAL ESTATE FUND XVIII LIMITED PARTNERSHIP

                   CONSENT OF LIMITED PARTNERS
             This consent is solicited by the Board
        of Directors of AEI Fund Management XVIII, Inc.,
                  The Managing General Partner

       The undersigned, a Limited Partner of AEI Real Estate Fund XVIII Limited Partnership (the "Fund"), hereby consents (unless otherwise directed below) to the proposals identified below to adopt an amendment to Section 7.7 of the Partnership Agreement (the "Repurchase Amendment"), as more fully described in the accompanying Consent Statement. By voting for the Repurchase Amendment, the undersigned hereby appoints AEI Fund Management XVIII, Inc. as its attorney-in-fact with power to sign and acknowledge on its behalf any instrument that may be necessary to evidence the Repurchase Amendment to the Partnership Agreement and any corresponding amendment to the Fund's Certificate of Limited Partnership.

      Please date and sign this Consent below and return it in the enclosed, postage paid envelope. To be counted, this Consent must be received not later than the close of business on August 15, 1997.


       Adoption of the Repurchase Amendment to Section 7.7 of the Partnership Agreement

     FOR     [  ]        AGAINST    [  ]          ABSTAIN    [  ]

       The Fund Units held by the signing Limited Partner will be voted as directed. They will be voted "FOR" the an Repurchase Amendment if no box is checked.

       Please sign exactly as your name appears below. When Fund Units are held by joint tenants, both owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS CONSENT.

Dated:                                , 1997



Signature                                 (if held jointly)

                                  9